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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2002

MONTEREY PASTA COMPANY
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22534-LA (Commission File Number)	77-0227341 (I.R.S. Employer Identification No.)
1528 Moffett Street Salinas, California	93905
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (831) 753-6262

(Former name or former address, if changed since last report)

This Form 8-K consists of 4 pages. The Exhibit Index is on page 4.

Item 2. Acquisition or Disposition of Assets

        On August 23, 2002, pursuant to an Asset Purchase Agreement dated the same day (the "Agreement"), the Registrant completed the acquisition of the assets of Emerald Valley Kitchen, Eugene, Oregon ("EVK"). A copy of the Agreement is filed with this report as Exhibit 10.42 and is incorporated in this item by reference.

        Pursuant to the Agreement, Registrant acquired substantially all of the assets of EVK, including inventory, equipment, certain intellectual property rights, recipes, formulas and processing technology, customer lists and goodwill, for a price of approximately $5.7 Million. The registrant also acquired a leasehold interest in EVK's manufacturing facility located in Eugene, committed to offer employment to all of EVK's existing employees on terms equivalent to those extended by EVK, and entered into certain other employment arrangement with three principal EVK employees. Copies of the press release announcing the completion of the acquisition and of the lease for the EVK facility are filed with this report as Exhibits 99.2 and 10.43, respectively, and are incorporated in this item by reference.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of businesses acquired.

        N/A

(b) Pro forma financial statements.

        N/A

(c) Exhibits.

        See the Exhibit Index on page 4, which is incorporated here by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY PASTA COMPANY
(Registrant)
Date: August 30, 2002	By:	/s/ R. LANCE HEWITT R. Lance Hewitt Chief Executive Officer

Exhibit Index

No.	Identity
10.42	Asset Purchase Agreement
10.43	Commercial Lease Agreement
99.2	Press Release

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits
SIGNATURES
Exhibit Index